EXHIBIT 10.1

                          TRANSITION SERVICES AGREEMENT


         This TRANSITION SERVICES AGREEMENT, effective as of ________, 2000 (the "Agreement") is by and between MEDgenesis Inc., a Minnesota corporation ("MEDgenesis"), and Chronimed Inc., a Minnesota corporation ("Chronimed").

                                    RECITALS:

         1. Chronimed has formed MEDgenesis as a wholly-owned subsidiary of Chronimed, and contributed to MEDgenesis the business (the "Business") and assets of Chronimed's Diagnostic Products Division.

         2. Chronimed and MEDgenesis have entered into a Distribution and Spin-Off Agreement dated as of the date hereof (the "Distribution Agreement") under which Chronimed will distribute all of the outstanding stock of MEDgenesis to the shareholders of Chronimed. The effective date of such distribution (the "Effective Date") is the close of business on June 30, 2000.

         3. The Distribution Agreement contemplates that Chronimed and MEDgenesis shall enter into an agreement under which certain services will be provided by Chronimed to MEDgenesis.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       Services.

                  (a) Chronimed agrees to provide to MEDgenesis, during the term provided in this Section 1, those Transition and other services with respect to the MEDgenesis Business listed and described in Exhibit A hereto (the "MEDgenesis Services"), at the rates specified in Exhibit A hereto. The MEDgenesis Services are based on the parties' understanding of the support and Transition services reasonably required by MEDgenesis at the date of this Agreement. MEDgenesis shall pay Chronimed, for the MEDgenesis Services, on a monthly basis, the amounts stated in Exhibit A hereto.

                  (b) Chronimed shall perform the Services in a timely, efficient and workmanlike manner substantially consistent with the recent historical practice of Chronimed.

                  (c) The employees or agents of Chronimed providing such services shall remain employees or agents of Chronimed. Chronimed shall use its discretion in performing the Services, subject to the general direction of MEDgenesis and subject to compliance with applicable law. Chronimed shall determine its work location, hours and rules. However, to the extent employees of Chronimed shall be on the premises of MEDgenesis, they shall observe the

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working hours and working rules of such premises.

                  (d) Charges for the MEDgenesis Services shall be invoiced on or about the twentieth business day of the calendar month next following the calendar month in which the Services have been performed, and such invoice shall be payable net 30 days following receipt thereof.

         2.       Occupancy of Facilities.

                  (a) If requested in writing by MEDgenesis, Chronimed shall give MEDgenesis the right, as of the Effective Date, to have access to, occupy and use the portions of the Chronimed facilities described in Exhibit B, which are presently occupied and used to conduct the Business (such portions, the "Facilities"), on a basis substantially consistent with the recent historical practice of the Business, for the term set forth in Exhibit B hereto. Prior to the first of each month, MEDgenesis shall pay the monthly fee set forth in Exhibit B hereto for the Facility.

                  (b) The access, occupancy and use by MEDgenesis of the Facilities following the date hereof shall be at the expense and risk of MEDgenesis. MEDgenesis shall indemnify and hold harmless Chronimed, its subsidiaries and its and its subsidiaries' employees and agents (the "Chronimed Group") from and against any loss, expense, damage, liability or claim (including reasonable attorneys' fees) arising from any negligence or misconduct of or on behalf of MEDgenesis, or its employees or agents (the "MEDgenesis Group"), and Chronimed shall indemnify and hold harmless the MEDgenesis Group from and against any loss, expense, damage, liability or claim (including reasonable attorneys' fees) arising from any negligence or misconduct of or on behalf of members of the Chronimed Group, during such access, occupancy or use.

         3.       Termination.

                  (a) Termination Without Prior Notice. Chronimed and MEDgenesis may each immediately terminate this Agreement by written notice to the other (i) in the event of the other's voluntary bankruptcy or insolvency, (ii) in the event that the other shall make an assignment for the benefit of creditors, or
(iii) in the event that a petition shall have been filed against the other under any bankruptcy law, corporate reorganization law or other law for relief of debtors (or any other law similar in purpose or effect), which has caused the other to have its business effectively discontinued in its then present form.

                  (b) Termination With Notice. If either Chronimed or MEDgenesis (the "Defaulting Party") shall fail adequately to perform in any material respect any of its material obligations under this Agreement, whether voluntarily or involuntarily or as a result of any law or regulation or otherwise, the other may terminate this Agreement upon 10 days' written notice in the event of failure of Chronimed or MEDgenesis to make payment in accordance with this Agreement and upon thirty (30) days' written notice otherwise, to the Defaulting Party specifying the respects in which the Defaulting Party has so failed to perform its obligations under this Agreement, unless during such period the Defaulting Party shall have remedied such failure.



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                  (c) Termination of Services. MEDgenesis may terminate any of the MEDgenesis Services being provided by Chronimed or MEDgenesis's use of the Facilities at any time during the term of the Agreement by written notice to Chronimed sixty (60) days prior to the requested termination date. Chronimed may terminate its provision of any of the MEDgenesis Services or MEDgenesis's use of the Facilities by written notice to MEDgenesis sixty (60) days prior to the requested termination date, provided that such termination date shall not be before December 31, 2000, without the consent of MEDgenesis.

         4. Limitation of Liability. Neither Chronimed nor MEDgenesis shall be liable for any indirect, special or consequential damages in connection with, or arising out of, this Agreement or the Services provided under this Agreement.

         5. Disclaimer of Warranties. Except as expressly set forth in this Agreement or in any other agreement between the parties modifying or supplementing this Agreement, neither Chronimed nor MEDgenesis makes any representation or warranty whatsoever, express or implied, including, but not limited to, any representation or warranty as to merchantability or fitness for a particular purpose, arising out of this Agreement or the Services provided under this Agreement.

         6. Notices. All notices, requests, demands and other communications under this Agreement shall be given in accordance with the Distribution Agreement.

         7. General.

                  (a) Except as otherwise provided in this Agreement, neither Chronimed nor MEDgenesis shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld, and any such attempted assignment without such prior written consent shall be void and have no force or effect. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of Chronimed and MEDgenesis.

                  (b) Each of Chronimed and MEDgenesis agrees that it shall take appropriate action by instruction of or agreement with its personnel, to ensure that all personnel performing Services under this Agreement shall be bound by and comply with all of the terms and conditions of this Agreement.

                  (c) Each of Chronimed and MEDgenesis shall be responsible for its actions in the performance of the Services and shall indemnify, hold harmless and defend (upon request) the other from and against all claims and losses of any type, but subject to the limitations of Section 4, (including reasonable attorneys' fees) in connection with, in whole or in part, any negligent act or omission, willful misconduct, or failure to comply with federal, state or local law, in the performance of the Services.

                  (d) No person providing Services shall be liable for any failure of, or delay in




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the performance of, Services under this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes, or any other cause beyond its reasonable control. Each of Chronimed and MEDgenesis agrees to notify the other hereto promptly of the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause is terminated.

                  (e) This Agreement and the Distribution Agreement constitutes the entire agreement of Chronimed and MEDgenesis with respect to the Services. This Agreement may be amended or modified, and any of the terms or conditions hereof may be waived, only by a written instrument executed by Chronimed and MEDgenesis, or in the case of a waiver, by the party waiving compliance. Any waiver by either Chronimed or MEDgenesis of any condition, or of the breach of any provision or term in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision or term of this Agreement.

                  (f) Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than Chronimed or MEDgenesis and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to Chronimed or MEDgenesis. No provision of this Agreement shall give any third persons any right of subrogation or action over or against Chronimed or MEDgenesis.

                  (g) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Minnesota without reference to principles of conflicts of law.

                  (h) The section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  (i) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

CHRONIMED INC.                      MEDGENESIS INC.


By:_______________________          By:__________________________

Its:_______________________         Its:__________________________




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                                    EXHIBIT A

Services                        Rate               Scope
--------                        ----               -----

1.  Information Services        Per attached       Per attached
    consulting                  Schedule A-1       Schedule A-1


2.  Accounting consulting       $10,000            To include general
                                per month          ledger, accounts payable,
                                                   and payroll support
                                                   consistent with historic
                                                   levels for the Diagnostic
                                                   Products unit

3.  Legal consulting            $4,000 per         Up to 8 hours
                                                   per week of general legal
                                                   support

Services provided after December 31, 2000, if any, shall be subject to renegotiation of rates. Accounting and legal services shall consist of personal services only, with MEDgenesis to be responsible for providing all office facilities, equipment and supplies necessary to support such services.



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                                  SCHEDULE A-1

                               INFORMATION SYSTEMS

------------------- -------------------------------------------------------------------------------------------------
                    Telephone System(s)
                    -------------------
$5,000/mth              A monthly fee of $5,000/month will be charged for
                        Chronimed Telecommunication's support of the Red Circle,
                        Edina and Bury Drive PBX, ACD, and Voicemail systems.
                        Chronimed will also manage both local and long distance
                        carriers for MEDgenesis. This is contingent upon the
                        build out of a switch room at the Edina facility, so it
                        is unlikely that the following will be completed prior
                        to Fall 2000;
                    a)       Purchase and install a Nortel Option 11 PBX telephone switch.
                    b)       Install Voicemail software on the new Option 11.
                    c)       Install the Option 11 at Edina (contingent upon having a switch room built).
                    d)       Connect the Edina and Bury Drive facilities via a T1 so that Bury drive gets its voicemail service from Edina instead of Red Circle.
                    e)      Connect Bury Drive facilities security to a new
                            system to be installed at Edina. Disconnect Bury
                            Drive security from the Red Circle security system.
                    f)       Secure local and long distance service for MEDgenesis at Edina.
                    g)       Move the MEDgenesis 1-800 numbers to Edina.

$1,000/mth              The monthly telecommunications support fee will be
                        reduced to $1,000/month after the Edina and Bury Drive
                        phone systems are fully operational (see above a-g), and
                        while MEDgenesis still has employees located at Red
                        Circle using the Red Circle PBX and Voicemail resources.
                        It is thought this service would not be needed after
                        December 30, 2000.

                        Chronimed IS Telecommunication staff will handle adds/moves/changes and service calls for
$75/hr                  telephone support for MEDgenesis on a per call basis of
                        $75/hour, in 15 minute increments and with a 15 minute
                        minimum. This service will not be offered after the
                        Edina and Bury Drive phone systems are fully operational
                        (see above a-g).

------------------- -------------------------------------------------------------------------------------------------
                    Servers, Networks and Desktops
                    ------------------------------
$18,000/mth             A monthly fee of $18,000/month will be charged for Chronimed IS support of the MEDgenesis local area networks at Edina, Bury Drive and Red Circle as well as the wide area network connecting the three facilities, and the virtual private network supporting the traveling sales force.  This fee also includes support of all the MEDgenesis application and file servers (CAMELOT, Visual Manufacturing, ADP, E-Time, etc.), as well as providing Level 1
                        Help Desk support.  This fee will remain in place until the chosen Application Service
                        Provider (ASP) takes over this responsibility.  It is anticipated that this service will not be needed after August 1, 2000.

                        Chronimed IS technical staff will handle PC adds/moves/changes and service calls for PC
$75/hr                  support for MEDgenesis on a per call basis of $75/hour,
                        in 15 minute increments and with a 15 minute minimum.
                        This service will not be offered after the ASP has taken
                        over support of the networks, servers and desktops -
                        anticipated to be by August 1, 2000.


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------------------- -------------------------------------------------------------------------------------------------
                    Data General Support
                    --------------------
$6,300/mth              A monthly fee of $6,300/month will be charged for
                        Chronimed IS support of the Data General system located
                        at Red Circle.

$3,000/mth              The monthly Data General fee will be reduced to
                        $3,000/month once the Lilly Visual Manufacturing System
                        has been up and running for thirty days - anticipated to
                        be September 1, 2000. Through the end of the calendar
                        year the system will be used primarily for A/R and
                        historical look-ups. This reduced rate is reflective of
                        the anticipated reduced DG usage. It is anticipated that
                        this service will be available through December 31,
                        2000, after which the Data General will no longer be
                        accessible to MEDgenesis

------------------- -------------------------------------------------------------------------------------------------
                    Transition Planning, Consultation and Support
                    ---------------------------------------------
$115/hr                 Chronimed IS transition planning and consultation (Pat
                        Taffe, Michael Hanson, Lauri Burmeister) will be billed
                        at a rate of $115/hour.

$90/hr                  Chronimed IS technical consulting (Chris Casper) will be billed at a rate of $90/hour.

------------------- -------------------------------------------------------------------------------------------------



Specific "out of pocket expenses" such as outside consultants, small equipment or software purchases, etc. will be billed directly to MEDgenesis. Chronimed will bill MEDgenesis a fixed monthly charge and people's time PLUS materials.





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                                    EXHIBIT B

                              FACILITIES AND RATES

         Upon written request by MEDgenesis, Chronimed will sublease to MEDgenesis and MEDgenesis will sublease from Chronimed approximately 2,364 square feet of general office space (the "Sublease Premises") located within Chronimed's Office Facility at 10900 Red Circle Drive, Minnetonka, Minnesota (the "Office Facility"). The Sublease Premises will consist of the area or areas in use by employees of Chronimed's Diagnostic Products division on the date of the spin-off.

         Chronimed will charge and MEDgensis will pay sublease base rent, utility and operating expenses for the Sublease Premises in the amount of $24.32 per square foot (annualized). MEDgenesis shall pay Chronimed such sublease payments on or before the first day of each month of occupancy.

         MEDgenesis' sublease rights and obligations shall be subordinate to all Chronimed rights and obligations under its master lease with the Office Facility landlord. MEDgenesis shall receive all reasonable rights of ingress and egress, use of common area space, and use of parking facilities presently afforded Chronimed under its master lease for the office space. MEDgenesis shall bear all responsibility for damage caused by its employees, agents, or invitees to the Sublease Premises and Office Facility common or parking areas, ordinary wear and tear excepted.

         The sublease rights and occupancy granted herein shall terminate December 31, 2000.










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